Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

(Investor Relations)	(Corporate Press)
Nicole Shevins	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
nicole.shevins@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Announces Pricing

of Public Offering of Common Stock

New York, NY May 20, 2025 — Take-Two Interactive Software, Inc. (NASDAQ: TTWO) (the “Company” or “Take-Two”) today announced the pricing of an underwritten public offering of 4,750,000 shares of its common stock, at a price to the public of $225.00 per share. All shares to be sold in the offering are to be sold by the Company. In addition, the Company has granted the underwriters a 30-day option to purchase up to 712,500 additional shares of its common stock. The expected net proceeds of the offering after expenses are approximately $1.04 billion, which are intended to be used for general corporate purposes, which may include the repayment of outstanding debt and future acquisitions. If the underwriters exercise their option in full, the expected net proceeds of the offering after expenses would be approximately $1.19 billion. The offering is expected to close on May 22,2025, subject to customary closing conditions.

J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC are acting as lead bookrunning managers for the offering. Wells Fargo Securities, BofA Securities and BNP Paribas are acting as joint bookrunning managers for the offering.

The offering of these securities is being made pursuant to Take-Two’s effective shelf registration statement (including a prospectus) on Form S-3 previously filed with the Securities and Exchange Commission (“SEC”) on February 7, 2025. Before you invest, you should read the prospectus included in the shelf registration statement and other documents that Take-Two has filed with the SEC and incorporated by reference into that shelf registration statement for more complete information about Take-Two, its common stock and the offering. A copy of the prospectus and the related prospectus supplement relating to the offering may be obtained, when available, from J.P. Morgan Securities LLC, Attention: c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com, or Goldman Sachs & Co. LLC, Attn: Prospectus Department, 200 West Street, New York, New York 10282, by calling (866) 471-2526, by facsimile at (212) 902-9316 or by email at prospectus-ny@ny.email.gs.com or by visiting the EDGAR database on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer or sale will be made only by means of Take-Two’s prospectus supplement and prospectus forming part of the effective registration statement relating to these securities.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two is a leading developer, publisher, and marketer of interactive entertainment for consumers around the globe. The Company develops and publishes products principally through Rockstar Games, 2K and Zynga. Our products are designed for console gaming systems, mobile, including smartphones and tablets and PC. The Company delivers its products through physical retail, digital download, online platforms, and cloud streaming services. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

Statements contained herein that are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including risks relating to the timely release and significant market acceptance of our games; risks relating to conducting business internationally, including as a result of unforeseen geopolitical events; the impact of changes in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel; our dependence on our NBA 2K and Grand Theft Auto products and our ability to develop other hit titles; our ability to leverage opportunities on PlayStation®5 and Xbox Series X|S; factors affecting our mobile business, such as player acquisition costs; and the ability to maintain acceptable pricing levels on our games.

Other important factors and information are contained in the Company’s most recent Annual Report on Form 10-K, including the risks summarized in the section entitled “Risk Factors,” and the Company’s other periodic filings with the SEC. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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